UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2023

BEACON ROOFING SUPPLY, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50924	36-4173371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
505 Huntmar Park Drive, Suite 300, Herndon, VA 20170
(Address of Principal Executive Offices) (Zip Code)
(571) 323-3939
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.01 par value	BECN	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director
On February 16, 2023, the Board of Directors (the “Board”) of Beacon Roofing Supply, Inc. (the “Company”), upon the recommendation of its Nominating and Governance Committee, appointed Racquel H. Mason as a new director, effective March 16, 2023, to serve until the next Annual Meeting of Stockholders. Ms. Mason has been appointed to serve on the Board’s Nominating and Governance Committee.

Ms. Mason, age 53, currently serves as a member of the board of directors of NeilsenIQ, a leading consumer intelligence company, which she joined in 2021. She previously served as Executive Vice President and Chief Marketing Officer at Elanco Animal Health Incorporated, a provider of animal health products and services, from April 2020 to January 2022. Prior to that, Ms. Mason was employed at the Coca-Cola Company for 14 years, most recently serving from 2018 to 2020 as Senior Vice President and General Manager for the McDonald’s Division USA. Earlier at Coca-Cola, she held the consecutive roles of Vice President, Sprite and Sparkling Flavors & Multicultural Marketing, and Vice President, Coca-Cola and Coke Zero brands. Earlier in her career, Ms. Mason held positions of increasing responsibility in brand management and marketing with Procter & Gamble, Johnson & Johnson, Ahold and Abbott Laboratories. Ms. Mason earned a Bachelor of Science degree in Economics from The Wharton School at the University of Pennsylvania and a master’s degree in Business Administration from the Kellogg Graduate School of Management at Northwestern University.

Ms. Mason will be compensated on a pro-rated basis for her service on the Board in accordance with the Company’s compensation program for non-employee directors set forth on pages 42 and 43 of the Company’s most recent proxy statement (filed January 14, 2022), including a pro-rated annual award of restricted stock units granted under the Company’s Second Amended and Restated 2014 Stock Plan based on the effective date of her appointment.

There is no other arrangement or understanding between Ms. Mason and any other person pursuant to which she was selected as a director of the Company. The Company has not engaged in any transaction in which Ms. Mason had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

(b) Departure of Director
Carl T. Berquist has informed the Company of his intention to retire from the Board effective March 15, 2023, as he will reach board retirement age in March.

Item 7.01    Regulation FD Disclosure

A copy of the press release announcing the appointment of Ms. Mason is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information, including Exhibit 99.1, in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits
(d)Exhibits

Exhibit Index
Exhibit Number	Description
99.1	Beacon Roofing Supply, Inc. press release dated February 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: February 21, 2023	By:	/s/ FRANK A. LONEGRO
Frank A. Lonegro
Executive Vice President & Chief Financial Officer